EXHIBIT 4.5

                                   PROMISSORY NOTE


          $13,500,000.00                               New York, New York
                                                             March __, 1999

               FOR VALUE RECEIVED AERC OF NC, LLC, a Delaware limited liability company, as maker, having its principal place of business at 5025 Swetland Court, Cleveland, Ohio 44143 ("Borrower"), hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK, a New York banking corporation, as payee, having an address at 380 Madison Avenue, 10th Floor, New York, New York 10017 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THIRTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($13,500,000.00) in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

                               ARTICLE 1  PAYMENT TERMS

               (a) A payment of interest only on the tenth day of April, 1999;

               (b) A payment of interest on the unpaid principal balance on the tenth day of May, 1999 and on the tenth day of each calendar month thereafter up to and including the tenth day of April, 2000; and

               (c) A payment of $95,106.45 on the tenth day of May, 2000 and on the tenth day of each calendar month thereafter up to and including the tenth day of March, 2009;

          each of the payments to be applied as follows:

                    (i) first, to the payment of interest computed at the Applicable Interest Rate; and

                    (ii) the balance toward the reduction of the principal
                         sum;

          and the balance of the principal sum and all interest thereon shall be due and payable on the tenth day of April, 2009 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the applicable period by a daily rate based upon a three hundred sixty (360) day year. The first interest accrual period hereunder shall commence on and include the date that principal is advanced hereunder and shall end on and include the

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          next ninth (9th) day of a calendar month, unless principal is advanced on the ninth (9th) day of a month, in which case the first interest accrual period shall consist of only such ninth
          (9th) day. Each interest accrual period thereafter shall commence on the tenth (10th) day of each calendar month during the term of this Note and shall end on and include the ninth
          (9th) day of the next occurring calendar month.

                                 ARTICLE 2  INTEREST

               The term "Applicable Interest Rate" as used in the Security Instrument (defined below) and this Note shall mean an interest rate equal to seven and three eighths percent (7.375%) per annum.


                         ARTICLE 3  DEFAULT AND ACCELERATION

               (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").


                             ARTICLE 4  DEFAULT INTEREST

               Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest

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          calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                          ARTICLE 5  PREPAYMENT; DEFEASANCE

               (a) The principal balance of this Note may not be prepaid in whole or in part prior to the Maturity Date except as expressly permitted pursuant to Section 5(l) hereof.

               (b) Subject to compliance with and satisfaction of the terms and conditions of this Article 5 and provided that no Event of Default exists under this Note, Borrower may elect on any Monthly Payment Date (defined below) after the Lockout Period Expiration Date (defined below), to release (the "Release") the Property from the lien of the Security Instrument by delivering to Lender (a "Defeasance"), as security for the payment of all interest and principal due and to become due pursuant to this Note throughout the term hereof, Defeasance Collateral (defined below) sufficient to generate Scheduled Defeasance Payments (defined below). "Monthly Payment Date" shall mean the tenth day of each calendar month prior to the Maturity Date. "Lockout Period Expiration Date" shall mean the earlier to occur of (A) April 10, 2002, or (B) the second anniversary of the "startup day" within the meaning of Section 860G(a)(9) of the IRS Code (defined below) of a REMIC Trust (defined below).

               (c) As a condition precedent to a Defeasance, and prior to any Release, Borrower shall have complied with all of the following:

               (i) Borrower shall provide not less than sixty (60) days prior written notice to Lender of the Monthly Payment Date upon which it intends to effect a Defeasance hereunder (the "Defeasance Date").

               (ii) All accrued and unpaid interest and all other sums due under this Note, the Security Instrument and the Other Security Documents up to the Defeasance Date shall be paid in full on or prior to the Defeasance Date.

               (iii) Borrower shall have delivered to Lender all necessary documents to reflect that the principal balance of this Note has been defeased. This Note shall thereafter be secured by the Defeasance Collateral delivered in connection with the Defeasance. After Defeasance, this Note cannot be prepaid in whole or in part or be the subject of any further Defeasance.

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               (iv)  Borrower shall execute and deliver to Lender any and all certificates, opinions, documents or instruments required by Lender in connection with the Defeasance and Release, including, without limitation, a pledge and security agreement satisfactory to Lender creating a first priority lien on the Defeasance Collateral (a "Defeasance Security Agreement").

               (v) Borrower shall have delivered to Lender an opinion of Borrower's counsel in form and substance satisfactory to Lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Lender and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, and (B) that if the holder of this Note shall at the time of the Release be a REMIC (defined below), (1) the Defeasance Collateral has been validly assigned to the REMIC Trust which holds this Note (the "REMIC Trust"), (2) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)-2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (3) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance. The term "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code. "IRS Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

               (vi) Borrower shall have delivered to Lender written confirmation from the Rating Agencies (defined in the Security Instrument) that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities (defined in the Security Instrument). If required by the Rating Agencies, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the Defeasance Obligor (as defined below) in form and substance satisfactory to Lender and the Rating Agencies.

               (vii) Borrower shall have delivered to Lender a certificate satisfactory to Lender given by Borrower's independent certified public accountant (which accountant shall be reasonably satisfactory to

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                     Lender) certifying that the Defeasance Collateral
                     shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under this Note through and including the Maturity Date.

               (d) In connection with any Defeasance hereunder, Borrower shall (unless otherwise agreed to in writing by Lender), at Borrower's expense, establish or designate a successor entity, which shall be a single purpose, bankruptcy remote entity approved by Lender, as such term is described in Section 4.2 of the Security Instrument (the "Defeasance Obligor") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under this Note and any Defeasance Security Agreement, and Borrower shall be relieved of its obligations under such documents and, except with respect to any provisions of the Note, the Security Instrument or the Other Security Documents which by their terms expressly survive payment of the Debt in full, the Note, the Security Instrument or the Other Security Documents.

               (e) Each of the obligations of the United States of America that is part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower or, if applicable, the Defeasance Obligor, under this Note.

               (f) The Defeasance Collateral shall generate payments on or prior to, but as close as possible to, the Business Day (defined below) prior to each successive Monthly Payment Date after the date of the Defeasance upon which payments are required under this Note and in amounts equal to or greater than the payments due on such dates (including, without limitation scheduled payments of principal, interest, servicing fees (if any) and any other regularly scheduled amounts due under this Note, the Security Instrument or the Other Security Documents on such dates) together with the outstanding principal amount of this Note which would be due on the Maturity Date (the "Scheduled

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          Defeasance Payments").  The term "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in New York, New York.

               (g)   Notwithstanding any release of the Security
          Instrument granted pursuant to this Article 5 or any Defeasance hereunder, the Defeasance Obligor shall, and hereby agrees to be, bound by and obligated under Sections 3.1, 7.2, 7.4(a), 11.2,
          11.7 and 14.2 and Articles 13 and 15 of the Security Instrument; provided, however, that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender.

               (h) Any costs or expenses incurred or to be incurred in connection with the Defeasance and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note, or otherwise required to accomplish the Defeasance shall be paid by Borrower simultaneously with the occurrence of any Defeasance.

               (i) The term "Defeasance Collateral" as used herein shall mean non-callable and non-redeemable securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

               (j) Upon Borrower's compliance with all of the conditions to Defeasance and a Release set forth in Article 5(b) through
          (i), Lender shall release the Property from the lien of the Security Instrument and the Other Security Documents. All costs and expenses of Lender incurred in connection with the Defeasance and Release, including, without limitation, Lender's counsel's reasonable fees and expenses, shall be paid by Borrower simultaneously with the delivery of the Release documentation.

               (k) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the "Default Consideration") equal to the greater of (i) the amount (if any) which, when added to the outstanding principal amount of the Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring after an Event of Default or in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a

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          statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

               (l) Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, (i) Borrower may prepay the principal balance of this Note in whole during the three (3) months prior to the Maturity Date and no prepayment consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder together with all interest which would have accrued on the principal balance of this Note after the date of prepayment to the next Monthly Payment Date (the "Interest Shortfall Payment"), if such prepayment occurs on a date which is not a Monthly Payment Date; and (ii) if a complete or partial prepayment results from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3, 3.6 or 4.3 of the Security Instrument, no prepayment consideration or Default Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder, including, without limitation, the Interest Shortfall Payment, if applicable.

                                 ARTICLE 6  SECURITY

               This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean the Deed of Trust and Security Agreement dated the date hereof in the principal sum of $13,500,000.00 given by Borrower to (or for the benefit of) Lender covering the fee estate of Borrower in certain premises located in Wake County, State of North Carolina and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

               All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.


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                              ARTICLE 7  SAVINGS CLAUSE

               This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                                ARTICLE 8  LATE CHARGE

               If any sum payable under this Note is not paid on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.


                              ARTICLE 9  NO ORAL CHANGE

               This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


                       ARTICLE 10  JOINT AND SEVERAL LIABILITY

               If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.


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                                 ARTICLE 11  WAIVERS

               Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the limited liability company and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and ts members shall not be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.)

                                 ARTICLE 12  TRANSFER

               Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested

                                          9


          with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                         ARTICLE 13  WAIVER OF TRIAL BY JURY

          BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                               ARTICLE 14  EXCULPATION

               (a) Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument or any of the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender created by this Note, the Security Instrument and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 14, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Other Security Documents or the Security Instrument. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Security Documents or the Security Instrument; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity (as defined in the Security Instrument)), guaranty,

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          master lease or similar instrument made in connection with this
          Note, the Security Instrument, or the Other Security Documents;
          (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section 13.2, of the Security Instrument; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

               (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) it incurs due to: (i) fraud or intentional misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of this Note, the Security Instrument or the Other Documents; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower's failure to pay Taxes (as defined in the Security Instrument), Other Charges (as defined in the Security Instrument) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of the Security Instrument), charges for labor or materials or other charges that can create liens on the Property; (vi) Borrower's failure to return or to reimburse Lender for all Personal Property (as defined in the Security Instrument) taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of actual waste or arson by Borrower, any principal, affiliate, member or general partner thereof or by any Indemnitor (as defined in the Security Instrument) or Guarantor (as defined in the Security Instrument);
          (viii) any fees or commissions paid by Borrower to any principal, affiliate, member or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of this Note, the Security Instrument or the Other Security Documents; or (ix) Borrower's failure to comply with the provisions of Sections 12.1 and 12.2 of the Security Instrument.

               (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Sections 3.11 (after ten (10) days written notice) or 4.2 or Article 8 of the Security Instrument, or in the event of

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          Principal's (as defined in the Security Instrument) default under
          Section 4.2 of the Security Instrument; provided, however, that with respect to Borrower's default under Section 3.11 of the Security Instrument only, upon Borrower's cure of said default, Lender's agreement not to pursue recourse liability shall be reinstated, provided further, however, that Borrower shall be liable to Lender for the losses it realizes due to Borrower's failure to deliver the statements required pursuant to the terms of Section 3.11 of the Security Instrument from the date of said failure up to and including the date of said cure.

               (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.


                                ARTICLE 15  AUTHORITY

               Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                              ARTICLE 16  APPLICABLE LAW

               This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

                             ARTICLE 17   JURISDICTION

               With respect to any claim or action arising hereunder or under the Security Instrument or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with

                                          12


          respect hereto in any other jurisdiction.

                               ARTICLE 18  COUNSEL FEES

               In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                                 ARTICLE 19  NOTICES

               All notices required or permitted hereunder shall be given and become effective as provided in the Security Instrument.


                              ARTICLE 20  MISCELLANEOUS

               (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender, except as may be otherwise expressly and specifically provided herein.

               (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise.

                               ARTICLE 21  DEFINITIONS

               The terms set forth below are defined in the following Sections of this Note:

               (a)   Applicable Interest Rate:  Article 2;

               (b)   Borrower:  Preamble, Articles 6 and 11;

               (c)   Business Day:  Article 5, Section 5(f);

               (d)   Debt:  Article 3;

               (e)   Default Consideration:  Article 5, Section 5(l);


                                          13


               (f)   Default Prepayment:  Article 5, Section 5(l);

               (g)   Default Rate:  Article 4;

               (h)   Defeasance:  Article 5, Section 5(b);

               (i)   Defeasance Collateral: Article 5, Section 5(i);

               (j)   Defeasance Date:  Article 5, Subsection 5(c)(i);

               (k)   Defeasance Obligor:  Article 5, Section 5(d);
               (l)   Defeasance Security Agreement:  Article 5, Subsection
                     5(c)(iv);

               (m)   Event of Default:  Article 3;

               (n)   Interest Shortfall Payment:  Article 5, Section 5(l);

               (o)   Lender:  Preamble and Article 6;

               (p)   Lockout Period Expiration Date:  Article 5, Section
                     5(b);

               (q)   Maturity Date:  Article 1, Section 1(b);

               (r)   Monthly Payment Date  Article 5, Section 5(b);

               (s)   Other Security Documents:  Article 6;

               (t)   Property:  Article 6;

               (u)   Release:  Article 5, Section 5(b);

               (v)   REMIC Trust:  Article 5, Subsection 5(c)(v);

               (w)   Scheduled Defeasance Payments:  Article 5, Section
                     5(f); and

               (x)   Security Instrument:  Article 6.


                                          14


               IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.


                                             AERC OF NC, LLC,
                                             a Delaware limited
                                             liability company  (SEAL)


                                             By:                 (SEAL)
                                                  Gregory L. Golz
                                                  Vice President


                                          15


               IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.


          Signed, sealed and delivered in the presence of:


                                        AERC MORGAN PLACE, INC.,
                                        a Delaware corporation



                                        By: Gregory L. Golz
                                             Vice President
          Unofficial Witness

                                                            (SEAL)

          Notary Public

          My Commission Expires:



          [NOTARIAL SEAL]



                                          16


          STATE OF _____________

          COUNTY OF ___________

               I, _____________________, Notary Public for said County and State, certify that Gregory L. Golz personally came before me this day and acknowledged that he is the Vice President of AERC OF NC, LLC, a Delaware limited liability company, and that by authority duly given and as an act of the aforesaid limited liability company, the foregoing instrument was signed in its name by its Vice President.

               Witness my hand and official seal this _____ day of March, 1999.



                                             Notary Public

          (Official Seal)

                         My commission expires: ______________, _____.




                                          17

          STATE OF       )
                         )  ss.:
          COUNTY OF      )

               On March ___, 1999, before me, a notary public, duly commissioned, qualified and acting, personally appeared Gregory
          L. Golz, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             Notary Public

          My Commission Expires:

          ___________________________


                                          18






                 _____________________________________, as mortgagor
                                        (Borrower)


                                          to


                        THE CHASE MANHATTAN BANK, as mortgagee
                                        (Lender)


                         ___________________________________

                                     MORTGAGE AND
                                  SECURITY AGREEMENT
                         ___________________________________


          Dated:

          Location:

          Section:
          Block:
          Lot:
          County:

          PREPARED BY AND UPON
          RECORDATION RETURN TO:

          Messrs. Thacher Proffitt & Wood
          Two World Trade Center
          New York, New York  10048

          Attention:

          File No.:

          Title No.:



                                          19


               THIS MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the ____ day of ________, 1999, by
                                   , a                        , having its
          principal place of business at                          as
          mortgagor ("Borrower") to THE CHASE MANHATTAN BANK, a New York banking corporation, having an address at 380 Madison Avenue, 10th Floor, New York, New York 10017 as mortgagee ("Lender").

                                      RECITALS:

               Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of
                      AND 00/100 DOLLARS ($______________) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

               Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

                            Article 1 - GRANTS OF SECURITY

               Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

               (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

               (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

               (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

               (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and

                                          20


          powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

               (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

               (f) Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. '101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the

                                          21


          Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

               (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

               (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

               (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

               (j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

               (k) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

               (l) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

               (m) Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

               (n) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property including,

                                          22


          without limitation, any lockbox account and cash management account, and all complete securities, investments, property and financial assets held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; and

               (o) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (n) above.

               Section 1.2 Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 11.1(h), Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

               Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

               Section 1.4 Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 4.3) and condemnation awards or payments described in
          Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                                 CONDITIONS TO GRANT

               TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

               PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall

                                          23


          well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.


                       Article 2 - DEBT AND OBLIGATIONS SECURED

               Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

               (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

               (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined below);

               (c) the payment of the Default Consideration (as defined in the Note), if any;

               (d) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents;

               (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

               (f) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

               Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

               (a) the performance of all other obligations of Borrower contained herein;

               (b) the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of further securing the obligations secured hereby, and any amendments, modifications and changes thereto; and

               (c)   the performance of each obligation of Borrower

                                          24


          contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

               Section 2.3 Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

               Section 2.4 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (defined below).


                            Article 3 - BORROWER COVENANTS

          Borrower covenants and agrees that:

               Section 3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

               Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

               Section 3.3    Insurance.

               (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:


                                          25


               (i) comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Note; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $10,000; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the reasonable request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer.
                     After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

               (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000, or $6,000,000 if the Improvements contain elevators, and a per occurrence limit of not less than $2,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;
                     (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available;


                                          26


               (iii) loss of rents insurance (A) with loss payable to
                     Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.3(a)(i); (C) in an amount equal to 100% of the projected gross income from the Property for a period of eighteen (18) months; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of eighteen (18) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding eighteen-month period. All insurance proceeds payable to Lender pursuant to this Subsection shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and the Other Security Documents, and any excess insurance proceeds remaining after such application which are not required for application against future obligations hereunder or under the Note and the Other Security Documents shall, provided no Event of Default shall exist, be disbursed to Borrower on a monthly basis; provided further, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such loss of rents insurance;

               (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and
                     (B) the insurance provided for in Subsection
                     3.3(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis,
                     (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;


                                          27


               (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

               (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

               (vii) if any portion of the Improvements is at any time
                     located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the "Flood Insurance Acts"), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Note, and (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

               (viii)earthquake, sinkhole and mine subsidence insurance, if required in amounts, form and substance reasonably satisfactory to Lender, provided that the insurance pursuant to this Subsection (viii) shall be on terms consistent with the all risk insurance policy required under Section 3.3(a)(i); and

               (ix) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

               (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), in such forms and, from time to time after the date hereof, in such amounts as may be reasonably satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and reasonably approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of VIII or better by A.M. Best Company, Inc., and if there are any Securities (defined in Section 19.1 below) issued which have been

                                          28


          assigned a rating by a credit rating agency approved by Lender (a "Rating Agency"), the insurance company shall have a claims paying ability rating of AAA@ (or its equivalent) or better by at least two (2) of the Rating Agencies rating the Securities (one of which will be Standard & Poor's Rating Group if they are rating the Securities and one of which shall be Moody's Investors Service, Inc. if they are rating the Securities), or if only one Rating Agency is rating the Securities, then by such Rating Agency approved by Lender, or in the event such insurance company is not so rated, said insurance company shall be acceptable to Lender in all respects (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 3.3(a), Borrower shall deliver certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

               (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower.
          In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.3(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time reasonably required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.3(a). Lender acknowledges that it has approved Borrower's blanket insurance Policy in effect as of the date hereof. Notwithstanding Lender's approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its reasonable discretion, to require Borrower to obtain a separate Policy in compliance with this
          Section 3.3.

               (d) All Policies of insurance provided for or contemplated by Subsection 3.3(a), except for the Policy referenced in Subsection 3.3(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause

                                          29


          in favor of Lender providing that the loss thereunder shall be payable to Lender.

               (e) All Policies of insurance provided for in Subsection 3.3(a) shall contain clauses or endorsements to the effect that:

               (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

               (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured; and

               (iii) each Policy shall provide that the issuers thereof
                     shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

               (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

               (f)   Borrower shall furnish to Lender, on or before thirty
          (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if reasonably requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

               (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without prior notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, provided, however, that Lender agrees to give Borrower notice after undertaking such action, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Article 4 of the Note.

                                          30


               (h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (the "Casualty Restoration") and otherwise in accordance with Section 4.3 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

               Section 3.4    Payment of Taxes, etc.

               (a) Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable.
          Borrower will deliver to Lender, promptly upon Lender's reasonable request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

               (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property,
          (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the

                                          31

          Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost,
          (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

               Section 3.5 Escrow Fund. In addition to the initial deposits with respect to Taxes and, if applicable, Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the [MERRILL LOANS ONLY -- first] [CHASE LOANS ONLY -- tenth] day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property shall not constitute a reasonably approved blanket or umbrella Policy pursuant to Subsection 3.3(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Subsection 3.3(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its reasonable discretion, to increase the amounts in the Escrow Fund to an amount which, together with anticipated monthly escrow payments, shall be sufficient to pay all Insurance Premiums and Taxes as they become due. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay

                                          32


          to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to orrower.

               Section 3.6 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), and whether or not any Award (defined below) is made available to Borrower for Restoration in accordance with Section 4.3, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor (an "Award") shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If there is a complete taking of the Property by any condemning authority, then Lender shall, after the application of an Award to the payment of all sums then due under the Note, this Security Instrument and the Other Security Documents, promptly deliver all remaining proceeds of the Award to Borrower. If there is a partial taking of the Property by any condemning authority, then (i) Borrower shall, subject to Force Majeure, promptly proceed to restore, repair, replace or rebuild the portion of the Property that was not taken by such condemning authority in a workmanlike manner (to the extent practicable) to a condition that is substantially equal in value and character to the condition and value of the Property prior to such condemnation or eminent domain proceeding (the "Condemnation Restoration; the Condemnation Restoration and the Casualty Restoration collectively hereinafter referred to as the "Restoration") and (ii) Lender will apply the Award to such Condemnation Restoration in accordance with the disbursement procedures set forth in Section 4.3 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

                                          33


               Section 3.7    Leases and Rents.

               (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease ("a Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) the terms of such Lease provide that such Lease is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, and (v) is written on the standard form of residential lease currently used by Borrower at the Property, which lease has been previously approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this Subsection 3.7(a) shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Notwithstanding the foregoing, Lender agrees that Borrower shall have the right from time to time, without the consent of Lender, to make non-material modifications to its standard form of residential lease so long as such modified lease does not (i) materially and adversely affect the value of Property and (ii) affect the subordination of said lease to any mortgage, deed of trust, deed to secure debt or other similar security instrument affecting the Property.

               (b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) upon request of Lender, shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) upon request of Lender, shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

               (c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or

                                          34


          other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Upon Lender's reasonable request, Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

               (d)   Reserved.

               (e) Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower shall promptly deposit with Lender any and all monies representing security deposits under the Leases, whether or not Borrower actually received such monies (the "Security Deposits"). Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Applicable Laws (defined below), Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. In the event Lender is not permitted by law to hold the Security Deposits, Borrower shall deposit the Security Deposits into an account with a federally insured institution as approved by Lender.

               Section 3.8 Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in

                                          35


          Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof without the consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

               Section 3.9 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

               Section 3.10   Compliance With Laws.

               (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof ("Applicable Laws").

               (b) Borrower shall from time to time, upon Lender's reasonable request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

               (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its

                                          36



          tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

               (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

               (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose civil or criminal liability on Lender or with respect to Borrower or the Property, to the extent that such non-compliance or liability shall not have a material adverse effect on (A) Borrower's ability to fully perform all of its obligations under the Note, this Security Instrument or the Other Security Documents or (B) the value, operation or net operating income of the Property; (vi) Borrower shall have furnished the security as may be required in the proceeding or by Lender in its reasonable discretion to ensure compliance by Borrower with the Applicable Laws; and (vii) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

               Section 3.11   Books and Records.

               (a) Borrower and any Guarantors (defined in Subsection 10.1(e)) and Indemnitor(s) (defined in Section 13.4), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied and furnish to
          Lender:

               (i) monthly certified rent rolls signed and dated by Borrower in the form previously furnished to Lender, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by

                                          37


                     each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, the extent to which any tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month;

               (ii) quarterly operating statements of the Property, prepared and certified by Borrower in the form reasonably required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, within forty-five (45) days after the end of each fiscal quarter;

               (iii) an annual operating statement of the Property
                     detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form reasonably required by Lender, or if reasonably required by Lender, an audited annual operating statement prepared and certified by an independent certified public accountant reasonably acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower;

               (iv) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitor(s) in the form reasonably required by Lender, prepared and certified by the respective Borrower, Guarantors and/or Indemnitor(s), or if reasonably required by Lender, audited financial statements prepared by an independent certified public accountant reasonably acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower, Guarantors and Indemnitor(s), as the case may be; and

               (v) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each fiscal year.

               (b) Upon reasonable request from Lender, Borrower, any Guarantor and any Indemnitor shall furnish in a timely manner to
          Lender:

                                          38


               (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) under penalty of perjury to be true and complete, to the best of its knowledge, but no more frequently than quarterly; and

               (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

               (c) Borrower, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

               (d) Borrower, any Guarantor and any Indemnitor shall furnish to Lender and its agents convenient facilities (located at the Property or Borrower's corporate offices) for the examination and audit of any such books and records.

               (e) Any reports, statements or other information required to be delivered under this Security Instrument shall be delivered in paper form and in the event that Lender requires financial statements in connection with subsection (f) below because the Loan together with any Affiliated Loans (defined below) equal or exceed 20% of the aggregate principal amount of all mortgage loans included in a securitization, Borrower shall deliver such reports, statements and other information (i) on a diskette, and
          (ii) if reasonably requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program, such as Microsoft Excel for Windows, and saved as word processing files).

               (f) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a preliminary or final prospectus is

                                          39


          being prepared for a securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization:

               (i) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act of 1933, as amended and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to a Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements, if any) that has been acquired by Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ("Acquired Property Statements").

               (ii) Not later than 30 days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of
                     Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were

                                          40


                     permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

               (iii) Not later than 75 days after the end of each fiscal
                     year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

               (iv) Within ten business days after notice from the Lender in connection with the securitization of this Loan, such additional financial statements, such that, as of the date (each an "Offering Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

               (g)   If requested by Lender, Borrower shall provide
          Lender, promptly upon request, with summaries of the financial statements referred to in Section 3.11(f) hereof if, at the time a Disclosure Document is being prepared for a securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a securitization does, equal or exceed 10% (but less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a securitization.
          Such summaries shall meet the requirements for "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

               (h) All financial statements provided by Borrower hereunder pursuant to Section 3.11(f) and (g) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements, if any. All financial statements referred to in Subsections 3.11(f)(i) and 3.11(f)(iii) above shall be audited by independent accountants of Borrower reasonably acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable

                                          41


          legal requirements, if any, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document which is intended to be registered with the Securities and Exchange Commission and Exchange Act Filing (as defined below), all of which shall be provided at the same time as the related financial statements are required to be provided. Lender agrees that unless Lender notifies Borrower otherwise, Price Waterhouse Coopers and any other big "A5" accounting firm is an acceptable independent accountant. All financial statements (audited or unaudited) provided by Borrower under this Section 3.11 shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 3.11(h).

               (i)   If requested by Lender, Borrower shall provide
          Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Securities and Exchange Act of 1934, as amended, in connection with or relating to a securitization (hereinafter an "Exchange Act Filing") or as shall otherwise be reasonably requested by the Lender.

               (j) In the event Lender determines, in connection with a securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 3.11(f), (g) and (h) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender reasonably determines to be necessary or appropriate for such compliance.

               (k) The term "Affiliated Loan" shall be a Loan by Lender to a parent or subsidiary of, or such other entity affiliated to, Borrower, Indemnitor or Guarantor.

               Section 3.12 Payment For Labor and Materials. Subject to Borrower's right to discharge liens as permitted under Subsection 10.1(h) hereof, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or

                                          42


          security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

               Section 3.13 Performance of Other Agreements. Borrower shall observe and perform each and every material term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

               Section 3.14   Change of Name, Identity or Structure.
          Except as may be permitted under Article 8 hereof, Borrower will not change Borrower's name, identity (including its trade name or names) or corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender.

               Section 3.15 Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

               Section 3.16   Non-Consolidation Opinion.   Borrower has
          complied and will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the date hereof, delivered by Borrower's counsel in connection with the Loan and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Security Instrument or the Cooperation Letter (the "Non-Consolidation Opinion"), including, but not limited to, any exhibits attached thereto. Borrower has caused and shall cause each entity other than the Borrower with respect to which an assumption is made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, to comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto.


                            Article 4 - SPECIAL COVENANTS

          Borrower covenants and agrees that:

               Section 4.1    Property Use.  The Property shall be used

                                          43


          only for a multifamily apartment complex and incidental uses thereto, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

               Section 4.2 Single Purpose Entity. It has not and shall not:

               (a) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto,[PA ONLY: except with respect to prior activities under that certain [management agreement];

               (b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

               (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

               (d) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be;

               (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

               (f) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery, invoices and checks;

               (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is paid within sixty (60) days of the date it is incurred, (ii) does not exceed four percent (4%) of the then outstanding principal balance due under the Note and (iii) is not evidenced by a note;


                                          44


               (h) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

               (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, general partners, principals and affiliates of Borrower, the affiliates of a member, general partner or principal of Borrower, and any other person or entity. Notwithstanding anything to the contrary contained herein, Borrower's financial position, results of operations and cash flows may be included in the consolidated financial statements of Associated Estates Realty Corporation ("AERC") in accordance with GAAP, provided, however, that any such consolidated financial statements shall contain a note indicating that Borrower and its affiliates are separate legal entities and maintain records, books of account and bank accounts separate and apart from any other person or entity;

               (j) enter into any contract or agreement with any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any member, general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any member, general partner, principal or affiliate thereof;

               (k) seek the dissolution or winding up in whole, or in part, of Borrower;

               (l) fail to correct any known misunderstandings regarding the separate identity of Borrower;

               (m) guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another person;

               (n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower or any member, general partner, principal or affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or affiliate of Borrower or any member, general partner, or affiliate thereof;

               (o) fail to file its own tax returns (except that Lender acknowledges that Borrower and its affiliates shall have the right to file consolidated or combined federal, state and city tax returns which shall provide that Borrower and its affiliates are separate legal entities and pay their respective proportionate shares of the taxes shown on such returns);


                                          45


               (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or affiliate of Borrower or any member, general partner, principal or affiliate thereof);

               (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               (r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

               (s) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of Borrower, (ii) any affiliate of a general partner, principal or member of Borrower, or (iii) any other person or entity;

               (t) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

               (u) pledge its assets for the benefit of any other person or entity, other than with respect to the Loan;

               (v) fail to maintain a sufficient number of employees in light of its contemplated business operations;

               (w) violate or cause to be violated the assumptions made with respect to Borrower and its principals in that certain opinion letter pertaining to substantive consolidation (the "Non-Consolidation Opinion") delivered by Baker & Hostetler LLP to Lender and the Rating Agencies;

               (x) fail at any time to have at least one independent director that is not and has not been for at least five (5) years: (a) a stockholder, director, officer, employee, partner, attorney or counsel of Borrower or any affiliate thereof; (b) a customer, supplier or other person who derives any revenues from its activities with Borrower or any affiliate thereof; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer,

                                          46


          supplier or other person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise; or

               (y) permit its board of directors to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of Borrower's board of directors unless at the time of such action there shall be at least one member who is an independent director.

               Section 4.3 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

               (a) If the Net Proceeds (defined below) shall be less than $150,000 and the costs of completing the Restoration shall be less than $150,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence, subject to Force Majeure (defined below), the Restoration in accordance with the terms of this Security Instrument. The term "Force Majeure", as used herein, shall mean the failure of Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, civil commotion, insurrection, sabotage, strikes or lockouts, fire or other casualty.

               (b) If the Net Proceeds are equal to or greater than $150,000 or the costs of completing the Restoration is equal to or greater than $150,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 4.3(b). The term "Net Proceeds" for the purposes of this Section shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Sections 3.3(a)(i), (iv),
          (vi), (vii), (viii) and, as applicable, (ix) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (Insurance Proceeds") or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

               (i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:


                                          47


               (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, not more than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, not more than ten percent (10%) of the land constituting the Property has been taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair access to the Property;

               (C) Leases demising in the aggregate at least 50% of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty shall remain in full force and effect during and after the completion of the Restoration;

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage or destruction occurs) and shall diligently, subject to Force Majeure, pursue the same to satisfactory completion;

               (E) Lender shall be reasonably satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(iii), or (3) by other funds of Borrower;

               (F) Lender shall be reasonably satisfied that, upon the completion of the Restoration, the gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves as required by Lender from net operating income) of at least 1.25 to 1.0, which coverage ratio shall be determined by Lender in its reasonable discretion on the basis of the Applicable Interest Rate (as defined in the Note);

               (G) Lender shall be reasonably satisfied that, subject to Force Majeure, the Restoration will be substantially completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) six (6) months after the occurrence of such fire or other casualty, or (3) such time as may be required under applicable zoning law, ordinance,

                                          48


          rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty;

               (H) Borrower shall execute and deliver to Lender a completion guaranty in form and substance reasonably satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Subsection 4.3(b);

               (I) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

               (J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion, subject to Force Majeure, and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below).

               (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.

               (iii) All plans and specifications required in connection
                     with the Restoration shall be subject to prior review and acceptance in all reasonable respects by Lender and by an independent consulting engineer reasonably selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the

                                          49


                     Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

               (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's,

                                          50


                     subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the titl company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

               (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations.

               (vii) The excess, if any, of the Net Proceeds and the
                     remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

               (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vii) may be retained and applied by Lender toward the payment of the Debt

                                          51


          whether or not then due and payable in such order, priority and proportions as Lender in its reasonable discretion shall deem proper or, at the reasonable discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its reasonable discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

               Section 4.4 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               (b) Borrower further covenants and agrees to deliver to Lender such certifications (subject to Article 15 hereof) or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

               (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. SS 2510.3-101(b)(2);

               (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. SS 2510.3-101(f)(2); or

               (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. SS 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.


                      Article 5 - REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender that:

               Section 5.1 Warranty of Title. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute

                                          52


          estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

               Section 5.2 Legal Status And Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

               Section 5.3 Validity of Documents. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action;
          (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and
          (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for (1) the recordation of this Security Instrument in appropriate land records in the State where the Property is located, (2) Uniform Commercial Code filings relating to the security interest created hereby, and (3) any required filings with the Securities and Exchange Commission, provided, however, that Borrower covenants to Lender that any such filings will be made in a timely manner); and (b) the Note, this Security Instrument and the Other Security

                                          53

          Documents constitute the legal, valid and binding obligations of Borrower.

               Section 5.4 Litigation. Except as previously disclosed in writing to Lender, there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against, or affecting, Borrower, a Guarantor, if any, an Indemnitor, if any, or the Property.

               Section 5.5    Status of Property.

               (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

               (b) Except as previously disclosed in writing to Lender, Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

               (c) Except as previously disclosed in writing to Lender, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and Environmental Laws (hereinafter defined) and other similar laws.

               (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

               (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

               (f) The Property is served by public water and sewer systems.

               (g) The Property is free from damage caused by fire or other casualty.

               (h)   All costs and expenses of any and all labor,

                                          54


          materials, supplies and equipment used in the construction of the Improvements have been paid in full.

               (i) Except for trade payables permitted pursuant to the terms hereof, Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

               (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

               (k) All the Improvements materially lie within the boundaries of the Land.

               Section 5.6 No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

               Section 5.7 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

               Section 5.8 Leases. Except as previously disclosed in writing to Lender, whether in the rent roll for the Property delivered to and approved by Lender or otherwise, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease is in default; (e) all Rents due have been paid in full;
          (f) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (h) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (j) there exist no offsets or defenses to the payment of any portion of the Rents; (k) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (l) there are no agreements with the tenants under the Leases other than expressly set forth in

                                          55


          each Lease; (m) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (n) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (o) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (p) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recordable subordination agreement; (q) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders, (r) all security deposits relating to the Leases reflected on the certified rent roll or other certification delivered to Lender have been collected by Borrower; and (s) no brokerage commissions or finders fees are due and payable regarding any Lease.

               Section 5.9 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Security Instrument or any Other Security Document with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under such documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, any Indemnitor, any Guarantor, any principal or any related entity thereof, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Indemnitor, any Guarantor, any principal nor any related entity thereof, nor any principal, general partner or member thereof, in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

               Section 5.10 Business Purposes. The loan evidenced by the Note secured by the Security Instrument and the Other Security Documents (the "Loan") is solely for the business purpose of Borrower, and is not for personal, family, household, or

                                          56


          agricultural purposes.

               Section 5.11 Taxes. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

               Section 5.12 Mailing Address. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

               Section 5.13 No Change in Facts or Circumstances. All information in the application for the Loan submitted to Lender (the "Loan Application") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

               Section 5.14 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

               Section 5.15 Third Party Representations. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

               Section 5.16 Illegal Activity. No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to any controlled substance at the Property.

               Section 5.17 Contracts. All contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which Borrower is a party to be delivered to Lender pursuant to any of the provisions of this Security Instrument are valid and enforceable against Borrower and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and, to Borrower's actual knowledge, in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute

                                          57


          a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

               Section 5.18 Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct.

               Section 5.19 ERISA. (a) As of the date hereof and throughout the term of the Loan, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

               (b) As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

               Section 5.20 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Security Instrument, the Note or the Other Security Documents.

               Section 5.21 Forfeiture. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under the Note, this Security Instrument or the Other Security Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

               Section 5.22 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of

                                          58


          the Public Utility Holding Company Act of 1935, as amended; or
          (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.


                        Article 6 - OBLIGATIONS AND RELIANCES

               Section 6.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

               Section 6.2 No Reliance on Lender. The members, general partners, principals, shareholders, and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

               Section 6.3    No Lender Obligations.

               (a) Notwithstanding the provisions of Subsections 1.1(f) and
          (l) or Section 1.2, Lender is not undertaking the performance of
          (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

               (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

               Section 6.4 Reliance. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance

                                          59


          existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12.


                            Article 7 - FURTHER ASSURANCES

               Section 7.1 Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

               Section 7.2 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender, following twenty (20) days' notice to

                                          60

          Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2.

               Section 7.3    Changes in Tax, Debt Credit and Documentary
          Stamp Laws.

               (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

               (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

               (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

               Section 7.4    Estoppel Certificates.

               (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the

                                          61

          Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement and to the best of Borrower's knowledge, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect, (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

               (b) With respect to commercial Leases, Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease, provided, however, that if any of the foregoing is not true, then the estoppel certificates shall so state.

               (c) Upon any transfer or proposed transfer contemplated by Section 19.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitor(s) shall provide an estoppel certificate to the Investor (defined in Section 19.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

               Section 7.5 Flood Insurance. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or if it is, that Borrower has obtained insurance meeting the requirements of Section
          3.3(a)(vii).

               Section 7.6 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft,

                                          62


          destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.


                         Article 8 - DUE ON SALE/ENCUMBRANCE

               Section 8.1 No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, except that Borrower may lease space in the Improvements to tenants in accordance with the provisions of
          Section 3.7. Lender agrees that it shall not unreasonably withhold or delay any consent as may be required from Lender under this Section 8.1 with respect to utility easements with utility providers, governmental entities or such other parties, provided that any such utility easement does not have a material adverse affect on the use or value of the Property and does not impair the lien of this Security Instrument.

               Section 8.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property within the meaning of this Article 8 shall be deemed to include, but not limited to,
          (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any managing agent affiliated with any of the foregoing (the "Affiliated Manager") or any general or limited partner or member of Borrower, any Guarantor, any Indemnitor or any Affiliated Manager is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; (d) if Borrower, any Guarantor, any Indemnitor or any Affiliated Manager or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor or

                                          63

          any Affiliated Manager is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner or the transfer or pledge of the partnership interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of limited partnership interests (or the limited partnership interests of any limited partnership directly or indirectly controlling such limited partnership by operation of law or otherwise) or the creation or issance of new limited partnership interests, by which an aggregate of more than 10% of such limited partnership interests are held by parties who are not currently limited partners; and (e) if Borrower, any Guarantor, any Indemnitor or any Affiliated Manager or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor or any Affiliated Manager is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of any managing member or any profits or proceeds relating to such membership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of membership interests (or the membership interests of any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise) or the creation or issuance of new membership interests, by which an aggregate of more than 10% of such membership interests are held by parties who are not currently members; and (f) the removal or the resignation of the managing agent (including, without limitation, the Affiliated Manager) other than in accordance with that certain Conditional Assignment of Management Agreement dated the date hereof between Borrower and Lender. Notwithstanding the foregoing, the following transfer shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8:

               (a) transfer by devise or descent or by operation of law upon the death of a member, partner or stockholder of Borrower, any Guarantor or any Indemnitor or any general partner or member thereof;

               (b) provided that no Event of Default has occurred and is continuing under the Note, this Security Instrument or the Other Security Documents, transfers of non-managing membership, limited partnership or shareholder interests, as applicable, in Borrower or Affiliated Manager (other than AERC to the extent that AERC is a Publicly Traded Entity (defined below)) (the "Permitted Transfers") up to 49%, respectively, in the aggregate; provided, however, that (i) Lender must receive sixty (60) days prior written notice of any transfer pursuant to this Section, (ii) AERC must continue to hold after the Permitted Transfer at least a 51% direct or indirect beneficial interest in Borrower or Affiliated Manager (as the case may be), (iii) such transfers

                                          64

          shall not result in a change in control of Borrower or Affiliated Manager (other than AERC to the extent that AERC is a Publicly Traded Entity) (as the case may be) or in the day-to-day operations of the Property, (iv) Lender shall have received evidence satisfactory to it (which shall include a non-consolidation opinion acceptable to Lender) that after such transfer Borrower shall be in compliance with the terms hereof, including without limitation, Section 4.2, and (v) Lender shall have received payment of all fees and expenses set forth in
          Section 8.3 (notwithstanding anything to the contrary contained in Section 8.1 or this Subsection 8.2 (b), in the event that (A) Borrower requests Lender's consent to a transfer of shareholder interests in the Affiliated Manager in excess of 49%, (B) the Affiliated Manager is a corporation which is not publically traded on a nationally recognized exchange or shall no longer continue to be a corporation which is publically traded on a nationally recognized exchange as a result of such transfer, and
          (C) if Securities are then rated by the Rating Agencies, Borrower shall deliver to Lender written confirmation from the Rating Agencies that the transfer shall not result in a downgrade, withdrawal or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender, Lender's consent with respect to such requested transfer shall not be unreasonably withheld [;] [and];

               (c) in the event the Affiliated Manager is a corporation publicly traded on a nationally-recognized exchange (a Publicly Traded Entity) and provided that the Affiliated Manager shall continue to be publicly traded on a nationally-recognized exchange after any such trade, transfers of shareholder interests in the Affiliated Manager [; and] [.]

               (d) [WITH RESPECT TO COUNTRY CLUB ONLY: (d) a transfer of all of the shares of the Borrower by Associated Estates
          Management Company, its sole shareholder, to Associated Estates Realty Corporation provided Lender receives at least sixty (60) days prior written notice of the transfer.]

               Section 8.3 Lender's Rights. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note (the "Transfer Fee"), a $4,000 processing fee, and all of Lender's expenses incurred in connection with such transfer, the approval by a Rating Agency of the proposed transferee, the proposed transferee's continued compliance with the covenants set forth in this Security Instrument, including, without limitation, the covenants in Section 4.2 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the

                                          65


          interest of Lender. Notwithstanding the preceding sentence, (i) no Transfer Fee shall be payable in connection with any Permitted Transfer and (ii) in the event of any transfer of shareholder interests in Borrower other than a Permitted Transfer, the Transfer Fee equal to seventy-five hundredths of a percent (0.75%) of the principal balance of the Note. All of Lender's expenses incurred and the $4,000 processing fee shall be payable by Borrower whether or not Lender consents to the transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                                Article 9 - PREPAYMENT

               Section 9.1 Prepayment. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note.


                                 Article 10 - DEFAULT

               Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

               (a) if any portion of the Debt is not paid on or prior to [MERRILL LOANS ONLY -- the fifth (5th) day after the same is due] [CHASE LOANS ONLY -- the date the same is due];

               (b) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

               (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

               (d) if Borrower or principal, as applicable, violates or does not comply with any of the provisions of Section 4.2 or
          Article 8, including, but not limited to, if Borrower or any principal shall fail to comply with the provisions of its operating agreement, articles or certificate of incorporation,

                                          66


          partnership agreement or any other governing documents;

               (e) if any representation or warranty of Borrower, any Indemnitor or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (defined below) or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

               (f) if (i) Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
          (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or
          (v) the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;


                                          67


               (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

               (h) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

               (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged of record within thirty (30) days after same is filed;

               (j) if Borrower shall fail to deliver to Lender, within fifteen (15) days after request by Lender, the estoppel certificates required pursuant to the terms of Subsection 7.4(a) and (c);

               (k) if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Cooperation Letter (defined in Section 19.2) the Indemnity Agreement (defined in Section 13.4), and the Environmental Indemnity (defined in Section 13.4) and such default continues after the expiration of applicable grace periods, if any;

               (l) if any of the assumptions contained in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, were not true and correct as of the date of such Non-Consolidation Opinion or thereafter became untrue or incorrect in any material respect; or

               (m) if for more than ten (10) days after written notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of the Note, this Security Instrument or the Other Security Documents (including, without limitation, the Cooperation Letter) not set forth in Subsections 10.1(a) through (l) above, then, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.


                                          68


                           Article 11 - RIGHTS AND REMEDIES

               Section 11.1 Remedies. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

               (a) declare the entire unpaid Debt to be immediately due and payable;

               (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

               (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

               (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

               (e) subject to the provisions of Article 15, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

               (f) subject to the provisions of Article 15, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

               (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the

                                          69

          payment of the Debt;

               (h) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessry to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

               (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action,

                                          70


           shall constitute commercially reasonable notice to Borrower;

               (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion:

               (i)   Taxes and Other Charges;

               (ii)  Insurance Premiums;

               (iii) interest on the unpaid principal balance of the Note;

               (iv) amortization of the unpaid principal balance of the Note; or

               (v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

               (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

               (l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

               (m) in conjunction with or pursuant to the exercise by Lender of its rights under this Section 11.1 to institute proceedings, judicial or otherwise, for the full or partial foreclosure of this Security Instrument, terminate any agreement with respect to the management of the Property; or

               (n) pursue such other remedies as Lender may have under applicable law.

               In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 10.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further

                                          71


          notice, demand or other action by Lender.

               Section 11.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

               Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

               Section 11.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property, and after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

               Section 11.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the

                                          72


          time such earlier action was commenced.

               Section 11.6 Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right, upon prior written notice to Borrower (unless an Event of Default exists, in which case no notice shall be required), to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.

               Section 11.7 Other Rights, etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

               (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

               (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every

                                          73



          right and remedy now or hereafter afforded at law or in equity.

               Section 11.8 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

               Section 11.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

               Section 11.10 Right of Entry. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

               Section 11.11 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.


                          Article 12 - ENVIRONMENTAL MATTERS

               Section 12.1 Environmental Representations and Warranties. Borrower represents and warrants, based upon an environmental site assessment of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to

                                          74


          operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste,""toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

               Section 12.2   Environmental Covenants. Borrower covenants

                                          75


          and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the
          Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section
          12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (as defined in the Environmental Indemnity) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) cmply with any Environmental Law;
          (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of
          (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property;
          (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials.

               Section 12.3 Lender's Rights. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and

                                          76



          all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.


                            Article 13 - INDEMNIFICATIONS

               Section 13.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument, provided, however, that Borrower shall not be obligated to protect, defend, indemnify, release and hold harmless Lender from any commission, charge or brokerage fee claimed solely through Lender. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

               The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).


                                          77


               Section 13.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

               Section 13.3 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall act as co-counsel in connection with the resolution of any claim or proceeding, provided, however, that upon an Event of Default, the attorneys of Indemnified Parties shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

               Section 13.4 Environmental Indemnity. Simultaneously with this Security Instrument, Borrower and other persons or entities defined therein have executed and delivered that certain environmental indemnity agreement dated the date hereof (collectively, the "Indemnitors") to Lender (the "Environmental Indemnity"). AERC shall not be deemed an Indemnitor (as defined hereunder) by virtue of the Cooperation Letter or that certain Indemnity Agreement dated as of the date hereof made by Borrower and AERC in favor of Lender (the "Indemnity Agreement").


                                 Article 14 - WAIVERS

               Section 14.1 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

               Section 14.2 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of

                                          78


          marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Laws.

               Section 14.3 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower, and (b) with respect to matters for which Lender is required by Applicable Laws to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

               Section 14.4 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

               Section 14.5 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender, except as may be otherwise expressly and specifically provided herein.

               SECTION 14.6 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                                          79


                               Article 15 - EXCULPATION

               Section 15.1 Exculpation. The provisions of Article 14 of the Note are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.
                                 Article 16 - NOTICES

               Section 16.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to Borrower:


                              Attention:
                              Facsimile No.:

           With a copy to:


                              Attention:
                              Facsimile No.:

          If to Lender:       The Chase Manhattan Bank
                              c/o Chase Commercial Mortgage Banking Corp.
                              Servicing Department
                              380 Madison Avenue
                              10th Floor
                              New York, New York  10017
                              Attention: Ms. Janice Smith
                              Facsimile No.: (212) 622-3553

                              and

                              The Chase Manhattan Bank
                              Legal Department
                              270 Park Avenue
                              39th Floor
                              New York, New York  10017
                              Attention: Ronald A. Wilcox, Esq.
                              Facsimile No.: (212) 270-2934



                                          80





          With a copy to:     Thacher Proffitt & Wood
                              Two World Trade Center
                              New York, New York  10048
                              Attention: Joseph Philip Forte, Esq.
                              Facsimile No.: (212) 912-7751

          or addressed as such party may from time to time designate by written notice to the other parties.

               Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

               For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

                       Article 17 - SUBMISSION TO JURISDICTION

               Section 17.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder or under the Note or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                             Article 18 - APPLICABLE LAW

               Section 18.1 CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

               Section 18.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not

                                          81



          entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.


                            Article 19 - SECONDARY MARKET

               Section 19.1 Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor(s) and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy.

               Section 19.2 Cooperation. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section 19, including, without limitation, complying with all of the terms and conditions of that certain Letter, dated the date hereof, from Lender to Borrower and _________________ (the "Cooperation Letter").

                                  Article 20 - COSTS

               Section 20.1 Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the

                                          82


          payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

               Section 20.2 Legal Fees for Enforcement. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section 20.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.


                               Article 21 - DEFINITIONS

               Section 21.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights

                                          83


          hereunder.

               Section 21.2 Headings, etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


                        Article 22 - MISCELLANEOUS PROVISIONS

               Section 22.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               Section 22.2 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

               Section 22.3 Inapplicable Provisions. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

               Section 22.4 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

               Section 22.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


                   Article 23 - SPECIAL [NAME OF STATE] PROVISIONS




                                          84


                            [NO FURTHER TEXT ON THIS PAGE]

                                          85



               IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.


          [BORROWER]



          Name:
          Title:



                                          86






                                   ACKNOWLEDGEMENTS

                                   (to be attached)


                                          87


                                      EXHIBIT A

                                (Description of Land)

          ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being

                                          88


                                  TABLE OF CONTENTS

                                                                        Page
     Article I   Grants of Security                                        2
                 Section 1.1         Property Mortgaged                    2
                 Section 1.2         Assignment of Leases and Rents        5
                 Section 1.3         Security Agreement                    5
                 Section 1.4         Pledge of Monies Held

     Article 2   Debt and Obligations Secured                              5
                 Section 2.1         Debt                                  5
                 Section 2.2         Other Obligations                     6
                 Section 2.3         Debt and Other Obligations            6
                 Section 2.4         Payments                              6

     Article 3   Borrower Covenants                                        7
                 Section 3.1         Payment of Debt                       7
                 Section 3.2         Incorporation by Reference            7
                 Section 3.3         Insurance                             7
                 Section 3.4         Payment of Taxes, etc                 11
                 Section 3.5         Escrow Fund                           12
                 Section 3.6         Condemnation                          13
                 Section 3.7         Leases and Rents                      13
                 Section 3.8         Maintenance and Use of Property       15
                 Section 3.9         Waste                                 15
                 Section 3.10        Compliance with Laws                  16
                 Section 3.11        Books and Records                     17
                 Section 3.12        Payment for Labor and Materials       21
                 Section 3.13        Performance of Other Agreements       21
                 Section 3.14        Change of Name, Identity or           21
                                       Structure
                 Section 3.15        Existence                             21
     Article 4   Special Covenants                                         22
                 Section 4.1         Property Use                          22
                 Section 4.2         Single Purpose Entity                 22
                 Section 4.3         Restoration                           25
     Article 5   Representations and Warranties                            30
                 Section 5.1         Warranty of Title                     30
                 Section 5.2         Legal Status and Authority            30
                 Section 5.3         Validity of Documents                 30
                 Section 5.4         Litigation                            31
                 Section 5.5         Status of Property                    31
                 Section 5.6         No Foreign Person                     32
                 Section 5.7         Separate Tax Lot                      32
                 Section 5.8         Leases                                32
                 Section 5.9         Solvency                              32
                 Section 5.10        Business Purposes                     33
                 Section 5.11        Taxes                                 33
                 Section 5.12        Mailing Address                       33
                 Section 5.13        No Change in Facts or Circumstances   33
                 Section 5.14        Disclosure                            33
                 Section 5.15        Third Party Representations           34
                 Section 5.16        Illegal Activity                      34
                 Section 5.17        Contracts                             34
     Article 6   Obligations and Reliances                                 35
                 Section 6.1         Relationship of Borrower and Lender   35
                 Section 6.2         No Reliance on Lender                 35
                 Section 6.3         No Lender Obligations                 35
                 Section 6.4         Reliance                              35
     Article 7   Further Assurances                                        36
                 Section 7.1         Recording of Security Instrument,     36
                                      etc.
                 Section 7.2         Further Acts, etc.                    36
                 Section 7.3         Changes in Tax, Debt Credit and       37
                                      Documentary Stamp Laws
                 Section 7.4         Estoppel Certificates                 37
                 Section 7.5         Flood Insurance                       38
                 Section 7.6         Replacement Documents                 38
     Article 8   Due on Sale/Encumbrance                                   38
                 Section 8.1         No Sale/Encumbrance                   38
                 Section 8.2         Sale/Encumbrance Defined              38
                 Section 8.3         Lender's Rights                       40
     Article 9   Prepayment                                                40
                 Section 9.1         Prepayment                            40
     Article 10  Default                                                   41
                 Section 10.1        Events of Default                     41
     Article 11  Rights and Remedies                                       43
                 Section 11.1        Remedies                              43
                 Section 11.2        Application of Proceeds               45
                 Section 11.3        Right to Cure Defaults                45
                 Section 11.4        Actions and Proceedings               46
                 Section 11.5        Recovery of Sums Required to Be       46
                                      Paid
                 Section 11.6        Examination of Books and Records      46
                 Section 11.7        Other Rights, etc.                    46
                 Section 11.8        Right to Release any Portion of the   47
                                      Property
                 Section 11.9        Violation of Laws                     47
                 Section 11.10       Right of Entry                        47
                 Section 11.11       Subrogation                           47
     Article 12  Environmental Matters                                     48
                 Section 12.1        Environmental Representations and     48
                                       Warranties
                 Section 12.2        Environmental Covenants               48
                 Section 12.3        Lender's Rights                       49
     Article 13  Indemnifications                                          49
                 Section 13.1        General Indemnification               49
                 Section 13.2        Mortgage and/or Intangible Tax        50
                 Section 13.3        Duty to Defend; Attorneys' Fees and   50
                                      Other Fees and Expenses
                 Section 13.4        Environmental Indemnity               50
     Article 14  Waivers                                                   51
                 Section 14.1        Waiver of Counterclaim                51
                 Section 14.2        Marshaling and Other Matters          51
                 Section 14.3        Waiver of Notice                      51
                 Section 14.4        Waiver of Statute of Limitations      51
                 Section 14.5        Sole Discretion of Lender             51
                 Section 14.6        Waiver of Trial by Jury               51
     Article 15  Exculpation                                               52
                 Section 15.1        Exculpation                           52
     Article 16  Notices                                                   52
                 Section 16.1        Notices                               52
     Article 17  Submission to Jurisdiction                                53
                 Section 17.1        Submission to Jurisdiction            53
     Article 18  Applicable Law                                            53
                 Section 18.1        Choice of Law                         53
                 Section 18.2        Provisions Subject to Applicable      54
                                     Law
     Article 19  Secondary Market                                          54
                 Section 19.1        Transfer of Loan                      54
                 Section 19.2        Cooperation                           54
     Article 20  Costs                                                     54
                 Section 20.1        Performance at Borrower's Expense     54
                 Section 20.2        Legal Fees for Enforcement            55
     Article 21  Definitions                                               55
                 Section 21.1        General Definitions                   55
                 Section 21.2        Headings, Etc.                        55
     Article 22  Miscellaneous Provisions                                  56
                 Section 22.1        No Oral Change                        56
                 Section 22.2        Liability                             56
                 Section 22.3        Inapplicable Provisions               56
                 Section 22.4        Duplicate Originals; Counter          56
                 Section 22.5        Number and Gender                     56
     Article 23  Special (Name of State) Provisions                        56
                 Definitions                                               v


                                          91


                                     Definitions

     The terms set forth below are defined in the following Sections of this Security Instrument:



     (a)  Applicable Laws:  Article 3, Subsection 3.10(a);
     (b)  Attorneys' Fees/Counsel Fees:  Article 21, Section 21.1;
     (c)  Bankruptcy Code:  Article 1, Subsection 1.1(f);
     (d)  Borrower:  Preamble and Article 21, Section 21.1;
     (e)  Business Day:  Article 16, Section 16.1;
     (f)  Casualty Consultant:  Article 4, Subsection 4.3(b)(iii);
     (g)  Casualty Retainage:  Article 4, Subsection 4.3(b)(iv);
     (h)  Debt:  Article 2, Section ?;
     (i)  Environmental Indemnity:  Article 13, Section 13.4;
     (j)  Environmental Law:  Article 12, Section 12.1;
     (k)  Environmental Liens:  Article 12, Subsection 12.2(d);
     (l)  Environmental Report: Article 12, Subsection 12.1(a)
     (m)  Escrow Fund:  Article 3, Section 3.5;
     (n)  Event:  Article 20, Section 20.1;
     (o)  Event of Default:  Article 10, Section 10.1;
     (p)  Flood Insurance Acts:  Article 3, Subsection 3.3(a)(vii);
     (q)  Full Replacement Cost:  Article 3, Subsection 3.3(a)(i)(A);
     (r)  GAAP:  Article 3, Subsection 3.11(a);
     (s)  Guarantor:  Article 10, Subsection 10.1(e);
     (t)  Hazardous Materials:  Article 12, Section 12.1;
     (u)  Improvements:  Article 1, Subsection 1.1(c);
     (v)  Indemnitor(s):  Article 13, Subsection 13.4(o);
     (w)  Insurance Premiums:  Article 3, Subsection 3.3(b);
     (x)  Investor:  Article 19, Section 19.1;
     (y)  Land:  Article 1, Subsection 1.1(a);
     (z)  Leases:  Article 1, Subsection 1.1(f);
     (aa) Lender:  Preamble and Article 21, Section 21.1;
     (bb) Loan:  Article 5, Subsection 5.12;
     (cc) Loan Application:  Article 5, Section 5.10;
     (dd) Losses:  Article 13, Section 13.1;
     (ee) Major Lease: Article 3, Subsection 3.7(d);
     (ff) Net Proceeds:  Article 4, Subsection 4.3(b);
     (gg) Net Proceeds Deficiency:  Article 4, Subsection 4.3(b)(vi);
     (hh) Note:  Recitals and Article 21, Section 21.1;
     (ii) Obligations:  Article 2, Section 2.3;
     (jj) Other Charges:  Article 3, Subsection 3.4(a);
     (kk) Other Obligations:  Article 2, Section 2.2;
     (ll) Other Security Documents:  Article 3, Section 3.2;
     (mm) Participations:  Article 19, Section 19.1;
     (nn) Permitted Exceptions:  Article 5, Section 5.1;
     (oo) Person:  Article 21, Section 21.1;
     (pp) Personal Property:  Article 1, Subsection 1.1(e);
     (qq) Policies/Policy:  Article 3, Subsection 3.3(b);
     (rr) Property:  Article 1, Section 1.1 and Article 21, Section 21.1;
     (ss) Qualified Insurer:  Article 3, Subsection 3.3(b);
     (tt) Rating Agency:  Article 3, Subsection 3.3(b);
     (uu) Release:  Article 12, Section 12.1;
     (vv) Renewal Lease: Article 3, Subsection 3.7(c);
     (ww) Rents:  Article 1, Subsection 1.1(f);
     (xx) Restoration:  Article 3, Subsection 3.3(h);
     (yy) Securities:  Article 19, Section 19.1;

                                          92


     (zz)  Security Instrument:  Preamble;
     (aaa) Taxes:  Article 3, Subsection 3.4(a);
     (bbb) Uniform Commercial Code:  Article 1, Subsection 1.1(e)


                                          93



                    Property/Loan Amount                      Borrower Name              Type of Entity
   ------------------------------------------       -----------------------------  ------------------------
   1.   20th & Campbell/$10,700,000                 AERC Campbell, Inc.            Delaware corporation
   2.   Central Park Place/$7,200,000               AERC Central Park Place, LLC   Delaware LLC
   3.   Chestnut Ridge/$15,920,000                  Associated Estates Realty      Ohio corporation
                                                     Corporation of Pennsylvania
                                                     Inc.
   4.   Clinton Place/$9,500,000                    AERC Clinton Place, LLC        Delaware LLC
   5.   Country Club/$12,150,000                    AERC Country Club, Inc.        Delaware corporation
   6.   Fleetwood/$4,917,000                        AERC Fleetwood, L.P.           Delaware ltd. ptship.
   7.   Gables at White River/$9,030,000            AERC White River, LLC          Delaware LLC
   8.   Hampton Point/$18,500,000                   AERC Hampton Point, Inc.       Delaware corporation
   9.   Heathermoor/$9,608,000                      AERC Heathermoor, Inc.         Delaware corporation
   10.  KTC Properties/$19,710,000                  AERC KTC Properties, Inc.      Delaware corporation
   11.  The Oaks at Hampton/$29,200,000             AERC Oaks Hampton, LLC         Delaware LLC
   12.  Pendleton Lake East/$7,575,000              AERC Pendleton, Inc.           Delaware corporation
   13.  Perimeter Lakes/$6,400,000                  AERC Perimeter Lakes, Inc.     Delaware corporation
   14.  Remington Place/$6,950,000                  AERC Remington Place, Inc.     Delaware corporation
   15.  Residence at Christopher Wren/$10,565,000   AERC Christopher Wren, Inc.    Delaware corporation
   16.  Residence at Turnberry/$9,050,000           AERC Turnberry, Inc.           Delaware corporation
   17.  Saw Mill Village/$12,500,000                AERC Saw Mill Village, Inc.    Delaware corporation
   18.  Spring Valley/$12,000,000                   AERC Spring Valley, LLC        Delaware LLC
   19.  Summer Ridge/$9,900,000                     AERC Summer Ridge, LLC         Delaware LLC
   20.  Waterstone/$17,125,000                      AERC Waterstone, LLC           Delaware LLC
















                                                     94